Exhibit 4.2

CARMOT THERAPEUTICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of May 24, 2023, by and among Carmot Therapeutics Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor,” and Daniel A. Erlanson and Stig K. Hansen, each of whom is herein referred to as a “Founder.”

RECITALS

The Company and the Investors are parties to the Series E Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”). The Company and certain of the Investors (the “Existing Investors”) are parties to an Amended and Restated Investors’ Rights Agreement, dated as of July 25, 2022 (the “Prior Agreement”). To induce certain of the Investors to enter into the Purchase Agreement, the Company and the Existing Investors desire to terminate the Prior Agreement and further desire that this Agreement supersede and replace the Prior Agreement in its entirety. Accordingly, the parties hereby agree as follows:

AGREEMENT

1. Registration Rights. The Company and the Investors covenant and agree as follows:

1.1 Definitions. For purposes of this Section 1:

(a) “Affiliate” means with respect to any specified person or entity, any other person or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person or entity, including without limitation any general partner, managing member, officer or director of such specified person or entity, or any venture capital or other investment fund now or hereafter existing which is controlled by one or more general partners (or member thereof) or managing members of, or shares the same management or advisory company (or stockholder or member thereof) with, such specified person or entity;

(b) “Bad Actor Disqualification” means any “bad actor” disqualification described in Rule 506(d)(1)(i) through (viii) under the Securities Act;

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(d) “Excluded Registration” means a registration statement relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered;

(e) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(f) “Founders’ Stock” means the shares of the Company’s Common Stock issued to the Founders;

(g) “Holder” means any Investor or Founder owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(h) “Initial Offering” means the Company’s first firmly underwritten public offering of its Common Stock pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act;

(i) “Major Investor” means any Investor that holds at least 350,000 shares of the Preferred Stock or the Common Stock issued upon conversion thereof (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like). A Major Investor includes any Affiliates of a Major Investor;

(j) “Preferred Stock” means shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock;

(k) “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock prior to or in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to the Restated Certificate;

(l) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(m) “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock held by the Holders and any assignee thereof in accordance with Section 1.12 of this Agreement, (ii) the Founders’ Stock, provided, however, that for the purposes of Section 1.2, 1.4 or 1.13 the Founders’ Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); excluding, however, in all cases any Registrable Securities sold in a transaction in which the rights under this Agreement are not assigned, or any shares for which registration rights have terminated pursuant to Section 1.15 of this Agreement;

(n) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(o) “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time, then in effect;

(p) “SEC” means the Securities and Exchange Commission;

(q) “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(r) “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share;

(s) “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share;

(t) “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share;

(u) “Series D Preferred” means, collectively, shares of the Company’s Series D Preferred Stock and shares of the Company’s Series D-1 Preferred Stock.

(v) “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.001 per share.

(w) “Series D-1 Preferred Stock” means shares of the Company’s Series D-1 Preferred Stock, par value $0.001 per share.

(x) “Series E Preferred Stock” means shares of the Company’s Series E Preferred Stock, par value $0.001 per share.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) the four year anniversary of this Agreement, or (ii) six months after the effective date of the Qualified IPO, a written request from the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within 30 days after receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered within 30 days after the mailing of such notice by the Company.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company, which underwriter shall be reasonably acceptable to a majority in interest of the Holders whose Registrable Securities are to be included in the underwriting. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders pursuant to Section 1.10 hereof. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded from such offering. Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”) it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right or the similar right set forth in Section 1.4(b)(iii) more than once in any 12-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 180-day period (other than in a Qualified IPO or an Excluded Registration).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) Prior to the earlier of (A) the four (4) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public;

(ii) During the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 hereof unless such offering is not the Initial Offering, in which case, ending on a date 90 days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(iii) After the Company has effected 2 registrations pursuant to this Section 1.2 provided, however, that such registrations have been declared or ordered effective and that either (A) the conditions of Section 2.5(a) have been satisfied or (B) the registration statements remain effective and there are no stop orders in effect to such registration statements;

(iv) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 1.8, use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered if any stock of the Company is registered.

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such registration shall be borne by the Company, in accordance with Section 1.7 hereof.

1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders proposing to sell Registrable Securities and such other securities (if any) a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 100 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right or the similar right set forth in Section 1.2(c) more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c) Promptly notify the Holders of the effectiveness of such registration statement, and furnish to the Holders such numbers of copies of a prospectus, including any supplement to the prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Following the effective date of such registration statement, notify the Holders of any request by the SEC that the Company amend or supplement such registration statement, or the associated prospectus.

(e) Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and other security holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders pursuant to Section 1.10.

(g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such obligation to continue for 120 days or until the distribution described in such registration statement is completed, if earlier.

(h) Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel then representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated as of such date, from the independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(k) Make generally available to its security holders, and to deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such 12-month period.

1.6 Information From Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.

1.7 Expenses of Registration. All expenses other than underwriting discounts, commissions and stock transfer taxes and fees (“Selling Expenses”) incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 (the “Registration Expenses”) if the registration request is subsequently withdrawn at the request of the Holders of a majority in interest of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority in interest of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or one right to a Form S-3 registration under Section 1.4, as the case may be, provided, further, that any expenses in excess of $20,000 in connection with any audit required in connection with a demand registration pursuant to Section 1.2 shall be borne on a pro rata basis by the selling Holders. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 1.2 to a registration.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders pursuant to Section 1.10. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 20% of the total amount of securities included in such offering unless such offering is the Initial Offering, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included or (ii) any securities held by a Founder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or corporation, the Affiliates of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the Qualified IPO so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the Qualified IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1.12 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 500,000 shares of such securities (subject to adjustment for stock splits, stock dividends, reclassification or the like) (or if the transferring Holder owns less than

500,000 shares of such securities, then all Registrable Securities held by the transferring Holder), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (iii) that is an Affiliate, provided the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees in writing to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders in the aggregate of a majority of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred and Series E Preferred Stock, voting together as a single class and on an as-converted basis (the “Preferred Majority”), enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

1.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with the Initial Offering and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b) Limitations. The obligations described in Section 1.14 (i) shall apply only if all officers and directors of the Company and all greater than 1% stockholders enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act, (ii) shall apply only to the Initial Offering and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and (iii) shall apply only to securities of the Company acquired by Holder prior to the Initial Offering. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 1.14 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements, except that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to $1,000,000 of shares of the Common Stock.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)) and may stamp each such certificate with the legend set forth in Section 1.14(e) hereof with respect to such securities until the end of such lock-up period. Each holder agrees to execute a market standoff agreement with an underwriter of the Common Stock (or other securities of the Company) in customary form consistent with the provisions of this Section 1.14.

(d) Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14. This Section 1.14(d) shall terminate upon the Initial Offering.

(e) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.14):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) 5 years following the consummation of a Qualified IPO, (ii) with respect to any Holder, at such time after the Qualified IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (iii) upon termination the consummation of a Liquidation Transaction, as defined in the Restated Certificate, if all of the Proceeds (as defined in the Restated Certificate), are in the form of cash or immediately, freely tradeable securities.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor (other than a Major Investor reasonably deemed by the Company to be a competitor of the Company, but in no event shall any Major Investor be deemed to be a competitor merely because it or its Affiliates invest in entities that may be deemed competitive with the Company):

(a) as soon as practicable, but in any event within 150 days after the end of each fiscal year of the Company (or such longer period of time as may be required by the Company’s independent public accountants), an audited income statement for such fiscal year, balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”);

(b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows and balance sheet as of the end of such fiscal quarter;

(c) as soon as practicable, but in any event within 30 days of the end of each month, an unaudited income statement, statement of cash flows and balance sheet as of the end of such month;

(d) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other updated or revised budgets for such fiscal year prepared by the Company;

(e) as soon as practicable, but in any event within forty-five (45) days after the end of each of the four (4) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period (including, in the case of convertible debt securities, the face amount, issue date, maturity date, interest rate, conversion discount and valuation cap to the extent applicable), the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company; and

(f) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Company and certifying on behalf of the Company that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board or a committee thereof determines that it is in the best interest of the Company to do so upon reasonable notice from any Major Investor, such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Major Investor or any assignee of the Major Investor may from time to time may request.

Notwithstanding the foregoing, for purposes of this Section 2.1, any Major Investor that is not an institutional investor shall only be entitled to the deliverables set forth in 2.1(a) above.

2.2 Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Company to be a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor.

2.3 Confidentiality. Each Holder agrees that such Holder will keep confidential and will not use for any purpose (other than to monitor its investment) or disclose or divulge any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement and the contents of any financial statements received), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.3 by such Holder or as a result of a breach by a third party of any obligation of confidentiality such third party may have to the Company of which such Holder is aware), (b) is or has been independently developed or conceived by the Investor without use of or reference to the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, provided such persons agree to hold such information confidentially as provided herein; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 2.3; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business, but only on the condition that such Affiliate, partner, member, stockholder or wholly owned subsidiary of such Holder shall only use such confidential information in connection with monitoring such Holder’s investment and not for any other purpose, and provided that such Holder informs such person or entity that such information is confidential and directs such person or entity to maintain confidential treatment of such information; or (iv) as may otherwise be required by law, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

2.4 Right to Conduct Activities. The Company hereby acknowledges that each of The Column Group, L.P. and its Affiliates (collectively, “TCG”), Ponoi Capital, LP, Ponoi Capital II, LP and their respective Affiliates (collectively, “Ponoi”), Beaming Star Global Limited (“Beaming Star”), Classic Key International Limited (“Classic Key”), Puccini Investments Holdings Limited (“Puccini”) and their respective Affiliates, and RA Capital (as defined below), Frazier Life Sciences Public Overage Fund, L.P., Frazier Life Sciences Public Fund, L.P. and their respective Affiliates (collectively, “Frazier”), Venrock Healthcare Capital Partners EG, L.P., Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC and their respective Affiliates (collectively “Venrock”), Franklin Strategic Series – Franklin Biotechnology Discovery Fund, Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund and their respective Affiliates (collectively, “Franklin”), 5AM Opportunities II, L.P. and their respective Affiliates (collectively, “5AM”), Deep Track Biotechnology Master Fund, Ltd. (“Deep Track” and collectively with RA Capital, Beaming Star, Classic Key, Puccini, TCG, Ponoi, Frazier, Venrock, Franklin and 5AM the “Funds”) are entities engaged in investment activities or are investment entities or investment funds, and as such invest in numerous portfolio companies and have Affiliates, some of which may be deemed competitive with the Company’s business. Neither any Fund nor its partners, employees, Affiliates, advisors or affiliated investment funds shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Fund or any affiliated investment fund in any entity, or activities of such Affiliates, that may be competitive to the Company or (ii) actions taken by any partner, officer, advisor or other representative of such Fund in his, her or its capacity as such to assist any such competitive company; provided, however, that nothing herein shall relieve any Fund or any other party from liability associated with misuse of the Company’s confidential information as set forth in Section 2.3 above.

2.5 Right of First Offer. Subject to the terms and conditions specified in this Section 2.5, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.5, Major Investor includes any and all Affiliates of a Major Investor. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or Affiliates, in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock, including but not limited to debt securities (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 15 days after delivery of the RFO Notice, the Major Investors may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the sum of (A) the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) and (B) shares of Common Stock issuable to employees, consultants or directors pursuant to a stock option plan, restricted stock plan, or other stock plan approved by the Board, including one of the Preferred Directors (as defined in the Restated Certificate). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

(c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.5(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days after the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.5 shall not be applicable to: (i) Exempted Securities (as defined in the Restated Certificate), or (ii) shares of Series E Preferred Stock sold in any Additional Closing (as defined in the Purchase Agreement). In addition to the foregoing, the right of first offer in this Section 2.5 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (x) (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors or (y) if, and for so long as, the Major Investor, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members or any person that would be deemed a beneficial owner of the securities of the Company held by the Major Investor (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act.

2.6 Confidential Information and Invention Assignment Agreements. Each person now or hereafter employed or retained as a consultant by the Company or any subsidiary with access to confidential information shall enter into a confidential information and invention assignment agreement substantially in a form approved by the Board.

2.7 Subsequent Rights. The Company shall grant the Major Investors any rights of first offer or registration rights granted to subsequent purchasers of the Company’s equity securities to the extent that such subsequent rights are superior, in the good faith judgment of the Board, including at least one of the Preferred Directors, to such rights granted to the Major Investors under this Agreement.

2.8 Vesting. All shares of capital stock issued to employees of the Company after the date of this Agreement pursuant to the Company’s employee stock option plan, equity incentive plan or otherwise shall be subject to four-year vesting, with twenty-five percent (25%) of the shares vested upon the first anniversary of the commencement of service and the remaining shares subject to monthly vesting thereafter, except as otherwise approved by the Board, including at least one of the Preferred Directors. There shall be no accelerated vesting of capital stock issued to such recipients after the date of this Agreement, except as approved by the Board, including at least one of the Preferred Directors, in connection with the termination of that individual’s employment after the occurrence of an event deemed to be a liquidation, dissolution or winding up pursuant to the Restated Certificate. All shares of Common Stock held by each Founder shall be and remain subject to a right of repurchase in favor of the Company at the vesting schedule indicated in such Founder’s respective Common Stock Purchase Agreement at the applicable purchase price per share of Common Stock in the event such Founder voluntarily leaves the employ of the Company during such applicable vesting period. Subject to applicable securities law exemptions or qualifications, all of the Company’s option agreements and common stock purchase agreements shall provide for: (a) a right of first refusal in favor of the Company in connection with any transfer of common stock and (b) the right of the Company to repurchase any early exercised common stock still subject to vesting at the purchase price paid for such common stock. Such right of first refusal shall be assigned by the Company to the Investors pro rata in the event the Company does not exercise such right.

2.9 Director and Officer Insurance. Subject to the approval of the Board, including at least one of the Preferred Directors, the Company will obtain and maintain in full force and effect director and officer liability insurance with a nationally-recognized carrier with coverage customary for companies similarly situated to the Company, which includes employment practices coverage, in an amount as determined by the Board, including at least one of the Preferred Directors.

2.10 Company Investments. Unless otherwise determined by the Board, including at least one of the Preferred Directors, any cash that the Company invests shall be invested in the following categories of investment: (i) direct debt obligations of, and obligations guaranteed by the United States Treasury; (ii) shares in money market mutual funds registered under the Investment Company Act of 1940, with credit quality rating AAA by Standard & Poor (or equivalent rating); or (iii) overnight cash sweep accounts issued by one or more major United States bank(s). The Company shall invest such cash in United States dollar investment securities only, and such investments must be placed through more than one institution unless the investments are United States Treasury securities.

2.11 Key Man Insurance. Subject to the approval by the Board, the Company shall procure term life insurance in an amount as and when determined by the Board (“Key Man Insurance”) on the life of Heather Turner. Such policy shall be owned by the Company and all benefits thereunder shall be payable to the Company. Notwithstanding the foregoing, this covenant and requirement shall be waived upon the determination by the Board, including at least one of the Preferred Directors, that it is not in the best interests of the Company and the Company’s stockholders to procure the Key Man Insurance.

2.12 Observer Rights.

(a) At any time that Puccini does not have a representative on the Board, the Company shall allow one representative of Puccini, for so long as Puccini and its Affiliates own not less than 20% of the shares of the Series B Preferred Stock owned by Puccini as of the date of this Agreement, to attend all meetings of the Board in a nonvoting observer capacity (the “Puccini Observer”). The Company shall give the Puccini Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to the Board. The Puccini Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided. The Company reserves the right to withhold any information and to exclude the Puccini Observer from any meeting or portion thereof if the Board reasonably believes that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel; provided that such Puccini Observer is an officer or a director of an entity that is reasonably determined by the Board to be a competitor of the Company, such Puccini Observer may be excluded from information or attendance at such meeting if the Board reasonably determines that such information or attendance would be a conflict of interest between such Puccini Observer and the Company.

(b) At any time that funds affiliated with RA Capital Management, L.P. (“RA Capital”) does not have a representative on the Board, the Company shall allow one representative of RA Capital, for so long as RA Capital owns not less than 600,000 shares of Series D Preferred Stock (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like), to attend all meetings of the Board in a nonvoting observer capacity (the “RA Capital Observer”). The Company shall give the RA Capital Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to the Board. The RA Capital Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided. The Company reserves the right to withhold any information and to exclude the RA Capital Observer from any meeting or portion thereof if the Board reasonably believes that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would be a conflict of interest between such RA Capital Observer and the Company.

(c) At any time that Deep Track does not have a representative on the Board, the Company shall allow one representative of Deep Track, for so long as Deep Track owns not less than 543,283 shares of Series E Preferred Stock (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like), to attend all meetings of the Board in a nonvoting observer capacity (the “Deep Track Observer”). The Company shall give the Deep Track Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to the Board. The Deep Track Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided. The Company reserves the right to withhold any information and to exclude the Deep Track Observer from any meeting or portion thereof if the Board reasonably believes that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would be a conflict of interest between such Deep Track Observer and the Company.

2.13 “Bad Actor” Notice. Each party to this Agreement will promptly notify each other party to this Agreement in writing if it or, to its knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any Bad Actor Disqualification.

2.14 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, including at least six (6) years of Directors and Officers liability insurance “tail” coverage and the terms of the indemnification agreement entered into between the Company and any such director, whether such obligations are contained in the Company’s bylaws, the Restated Certificate, or elsewhere, as the case may be.

2.15 Termination of Covenants. The covenants set forth in Sections 2.1 through Section 2.13, except for Section 2.3, shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon the consummation of a Liquidation Transaction.

3. Miscellaneous.

3.1 Termination. This Agreement shall terminate, and have no further force and effect, upon termination of the provisions of Section 1 and Section 2 as set forth above.

3.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing among the parties hereto are expressly canceled. Upon execution of this Agreement, the Prior Agreement is amended and restated in its entirety to read as forth herein.

3.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Preferred Majority; provided, however, that if such amendment or waiver has the effect of affecting the Founders’ Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders’ Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founders’ Stock; provided, further, that no amendment, termination or waiver of any term under this Agreement shall adversely affect any Investor or group of Investors in an adverse manner that is disproportionate to its holdings of stock relative to the other Investors of the same class or series unless such amendment, termination or waiver is agreed to in writing by a majority in interest of the disproportionately affected Investor(s); provided, further, that no amendment to Section 1.1(i) that increases the share ownership threshold such that it causes a Holder that is a Major Investor immediately prior to such amendment to no longer qualify as a Major Investor immediately following such amendment shall be effective without the consent of such adversely affected Holder; provided, further, that no amendment to Section 2.12(b) shall be effective without the consent of RA Capital; and provided, further, that no amendment to Section 2.12(c) shall be effective without the consent of Deep Track. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Series E Preferred Stock as “Investors” and “Holders,” and that the addition to this Agreement of any future holder of Preferred Stock of the Company, whether or not now authorized, and such holder’s shares of Preferred Stock, shall not be deemed to treat the Founders’ Stock in a different manner than the Investors nor in an adverse manner to the Founders, nor shall be deemed to treat any Investor in an adverse or disproportionate manner to any other Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company. Any amendment or waiver effected in accordance with this Section 3.4 shall be binding upon each Investor and Founder, each permitted successor or assignee of such Investor and Founder, and the Company.

3.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party hereto to be notified, (b) when sent by confirmed facsimile or confirmed e-mail if sent during normal business hours of the recipient, if not, then on the next business day, or (c) two (2) business days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written identification of receipt. As used herein “business day” shall mean a weekday on which banks are open for general banking business in the United States and the Cayman Islands. All communications shall be sent (a) if to an Investor, to such Investor’s address set forth on Exhibit A, or at such other address or contact information as such Investor may designate by ten (10) days’ advance written notice to the Company, or (b) if to the Company or a Founder, at its or his address set forth on the signature page of this Agreement or at such other address or contact information as the Company or such Founder, as applicable, may designate by ten (10) days’ advance written notice to the other parties hereto.

Consent to Electronic Notice. Each Investor and Founder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Investor’s or Founder’s name on the Exhibits hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor and Founder agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

3.8 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one (1) arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one (1) arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in San Francisco, California, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

3.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.11 Aggregation of Stock. All shares of the Preferred Stock held or acquired by Affiliates of a person or entity shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.12 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[Signature Pages Follow]

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

CARMOT THERAPEUTICS INC.

By:	/s/ Heather Turner
Name:	Heather Turner
Title:	Chief Executive Officer

Address: 740 Heinz Ave.
Berkeley, CA 94710

SIGNATURE PAGE TO CARMOT THERAPEUTICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

FOUNDER:

/s/ Stig K. Hansen
Stig K. Hansen

SIGNATURE PAGE TO CARMOT THERAPEUTICS INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RA CAPITAL NEXUS FUND III, L.P.
By: RA Capital Nexus Fund III GP, LLC
Its: General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

RA CAPITAL HEALTHCARE FUND, L.P.
By: RA Capital Healthcare Fund GP, LLC
Its: General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

TCG CROSSOVER FUND I, L.P.
By: TCG Crossover GP I, LLC
Its: General Partner

By:	/s/ Chen Yu
Name:	Chen Yu
Title:	Managing Member

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Frazier Life Sciences Public Fund, L.P.
By: FHMLSP, L.P.
Its: General Partner
By: FHMLSP, L.L.C.
Its: General Partner

By:	/s/ Albert Cha
Name:	Albert Cha
Title:	Managing Director

Frazier Life Sciences Public Overage Fund, L.P.
By: FHMLSP Overage, L.P.
Its: General Partner
By: FHMLSP Overage, L.L.C.
Its: General Partner

By:	/s/ Albert Cha
Name:	Albert Cha
Title:	Managing Director

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RIVERVIEW GROUP LLC
By: Integrated Holding Group LP
Its: Managing Member
By: Millennium Management LLC
Its: General Partner

By:	/s/ Mark Meskin
Name:	Mark Meskin
Title:	Chief Trading Officer

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED
By: Janus Henderson Investors US LLC
Its: Investment Advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

VENROCK HEALTHCARE CAPITAL PARTNERS EG, L.P.
By: VHCP Management EG, LLC
Its: General Partner

By:	/s/ Sherman Souther
Name:	Sherman Souther
Title:	Authorized Signatory

VENROCK HEALTHCARE CAPITAL PARTNERS III, L.P.
By: VHCP Management III, LLC
Its: General Partner
By: VR Advisor, LLC
Its: Manager

By:	/s/ Sherman Souther
Name:	Sherman Souther
Title:	Authorized Signatory

VHCP CO-INVESTMENT HOLDINGS III, LLC
By: VHCP Management III, LLC
Its: Manager
By: VR Adviser, LLC
Its: Manager

By:	/s/ Sherman Souther
Name:	Sherman Souther
Title:	Authorized Signatory

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PARAGON HOLDINGS I LLC

By:	/s/ Michael Minars
Name:	Michael Minars
Title:	Chief Financial Officer

PEP TRUST OF 2017

By:	/s/ Patrick Burnette
Name:	Patrick Burnette
Title:	Authorized Person

CHRISTOPHER HOLLYDAY

By:	/s/ Christopher Hollyday

YINGZHE ZHAO

By:	/s/ Yingzhe Zhao

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD

By:	/s/ Nir Messafi
Name:	Nir Messafi
Title:	Authorized Person

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

113011 INVESTMENT HOLDINGS LLC

By:	/s/ Andrew Mulderry
Name:	Andrew Mulderry
Title:	Authorized Person

91313 INVESTMENT HOLDINGS LLC

By:	/s/ Andrew Mulderry
Name:	Andrew Mulderry
Title:	Authorized Person

63019 HOLDINGS LLC

By:	/s/ Andrew Mulderry
Name:	Andrew Mulderry
Title:	Authorized Person

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

HARBOUR25 FUND, L.P. – SERIES 1
a Delaware series limited partnership

By:	Harbour25 GP, L.P. – Series 1,
Its:	General Partner

By:	Harbour25 UGP, L.L.C.
Its:	General Partner

By:	/s/ Chris Shi Chai Liu
Name:	Chris Shi Chai Liu
Title:	Manager

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THE COLUMN GROUP OPPORTUNITY III, LP
By:	The Column Group Opportunity III, GP, LP
Its:	General Partner
By:	TCG Opportunity III GP, LLC
Its:	General Partner

By:	/s/ James Evangelista
Name:	James Evangelista
Title:	Chief Financial Officer

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THE COLUMN GROUP, LP
By:	The Column Group GP, LP
Its:	General Partner
By:	The Column Group LP
Its:	General Partner

By:	/s/ James Evangelista
Name:	James Evangelista
Title:	Chief Financial Officer

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BEAMING STAR GLOBAL LIMITED

By:	/s/ Jacky Li
Name:	Jacky Li
Title:	Authorized Signatory

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CLASSIC KEY INTERNATIONAL LIMITED

By:	/s/ Jacky Li
Name:	Jacky Li
Title:	Authorized Signatory

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PUCCINI INVESTMENTS HOLDINGS LIMITED

By:	/s/ Jacky Li
Name:	Jacky Li
Title:	Authorized Signatory

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PONOI CAPITAL, LP

By: Ponoi Management, LLC
Its: General Partner

By:	/s/ James Evangelista
Name:	James Evangelista
Title:	Chief Financial Officer

PONOI CAPITAL II, LP

By: Ponoi II Management, LLC
Its: General Partner

By:	/s/ James Evangelista
Name:	James Evangelista
Title:	Chief Financial Officer

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

5AM OPPORTUNITIES II, LP

By: 5AM Opportunities (GP), LLC
Its: General Partner

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Managing Member

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FRANKLIN STRATEGIC SERIES – FRANKLIN BIOTECHNOLOGY DISCOVERY FUND

By: Franklin Advisers, Inc.

By:	/s/ Evan McCulloch
Name:	Evan McCulloch
Title:	SVP

FRANKLIN TEMPLETON INVESTMENT FUNDS – FRANKLIN BIOTECHNOLOGY DISCOVERY FUND

By: Franklin Advisers, Inc.

By:	/s/ Evan McCulloch
Name:	Evan McCulloch
Title:	SVP

EXHIBIT A

INVESTORS

Ponoi Capital, LP

Ponoi Capital II, LP

RA Capital Healthcare Fund, L.P.

RA Capital Nexus Fund III, L.P.

Platinum Falcon B 2018 RSC Limited

Deep Track Biotechnology Master Fund, Ltd.

113011 Investment Holdings LLC

91313 Investment Holdings LLC

63019 Holdings, LLC

Paragon Holdings I LLC

Christopher Hollyday

Yingzhe Zhao

PEP Trust of 2017

Classic Key International Limited

Puccini Investments Holdings Limited

Beaming Star Global Limited

The Siebel Living Trust UTD 07/27/93

The Column Group, L.P.

The Column Group Opportunity III, LP

WS Investment Company, LLC (2010A)

Tijan Belcher Revocable Trust

Jerome Dahan Living Trust Dated April 11, 2014

Amgen Inc.

Gordan/Nakache Family Trust

Molke/Magennis Family Revocable Trust

Best Family Trust

TCG Crossover Fund I, L.P.

Janus Henderson Biotech Innovation Master Fund Limited

Venrock Healthcare Capital Partners EG, L.P.

Venrock Healthcare Capital Partners III, L.P.

VCHP Co-Investment Holdings III, LLC

Frazier Life Sciences Public Fund, L.P.

Frazier Life Sciences Public Overage Fund, L.P.

Riverview Group LLC

Harbour25 Fund, L.P. – Series I

Franklin Strategic Series – Franklin Biotechnology Discovery Fund

Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund

5AM Opportunities II, L.P.